Exhibit 99.1

News Release
FOR IMMEDIATE RELEASE	CONTACT:
Monday July 16, 2007	John A. Ustaszewski
Chief Financial Officer
(740) 657-7000
DCB FINANCIAL CORP
ANNOUNCES CHANGE IN EXTERNAL AUDITORS

LEWIS CENTER, Ohio, July 16, 2007 — DCB Financial Corp, (OTC Bulletin Board DCBF), — DCB Financial Corp has appointed BKD, LLP as the new external auditor of the Corporation. Grant Thornton LLP previously served as external auditor for the Corporation. On July 16, 2007, Grant Thornton LLP was dismissed. There were no disagreements with Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton LLP would have caused it to make reference thereto in its reports on the financial statements for the years ending on December 31, 2006 and 2005.
Business of DCB Financial Corp
DCB Financial Corp (the “Corporation”) is a financial holding company formed under the laws of the State of Ohio. The Corporation is the parent of The Delaware County Bank & Trust Company, (the “Bank”) a state-chartered commercial bank. The Bank conducts business from its main offices at 110 Riverbend Avenue in Lewis Center, Ohio, and through its 16 full-service branch offices located in Delaware County, Ohio and surrounding communities. The Bank provides customary retail and commercial banking services to its customers, including checking and savings accounts, time deposits, IRAs, safe deposit facilities, personal loans, commercial loans, real estate mortgage loans, night depository facilities and trust and personalized wealth management services. The Bank also provides cash management, bond registrar and payment services. The Bank offers data processing services to other financial institutions; however such services are not a significant part of its current operations or revenues.

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